Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

- Net Income of $0.03 per Diluted Share for Third Quarter 2016 -
- Third Quarter 2016 Core FFO of $0.22 per Diluted Share -
- Same Property Portfolio NOI Up 8.2% Compared to Third Quarter 2015 -
- Stabilized Same Property Portfolio Occupancy at 96.3%, Up 530 Basis Points Year-Over-Year -
- Increases Company Share of Core FFO 2016 Guidance to $0.87 to $0.89 per diluted share -

Los Angeles, California - November 2, 2016 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the third quarter 2016.

Third Quarter 2016 Financial and Operational Highlights:

•	Net Income attributable to common stockholders of $0.03 per diluted share for the quarter ended September 30, 2016.

•
Core Funds From Operations (FFO) of $0.22 per diluted share for the quarter ended September 30, 2016. Adjusting for non-core expenses, FFO was $0.21 per diluted share for the quarter ended September 30, 2016.

•
Total rental revenues of $32.9 million, which represents an increase of 41.2% year-over-year. Property Net Operating Income (NOI) of $24.0 million, which represents an increase of 40.2% year-over-year.

•
Same Property Portfolio NOI increased 8.2% in the third quarter of 2016 compared to the third quarter of 2015, driven by an 8.4% increase in Same Property Portfolio total rental revenue and an 8.9% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 6.8% compared to the third quarter of 2015.

•	Signed new and renewal leases totaling 837,391 rentable square feet. Rental rates on new and renewal leases were 15.6% higher than prior rents on a GAAP basis and 7.0% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 96.3%, which represents an increase of 530 basis points year-over-year. Same Property Portfolio occupancy was 93.7%, which represents an increase of 370 basis points year-over-year.

•
At September 30, 2016, the consolidated portfolio including repositioning assets was 90.6% leased and 89.7% occupied, which represents an increase in occupancy of 90 basis points year-over-year. At September 30, 2016, the consolidated portfolio, excluding repositioning assets aggregating 932,163 rentable square feet, was 96.7% leased and 95.8% occupied.

•
During the third quarter of 2016, the Company acquired three industrial properties for an aggregate purchase price of $80.8 million. During the first nine months of 2016, the Company acquired 16 properties for an aggregate purchase price of $311.5 million.

•	Issued 3.6 million shares of its 5.875% Series A Cumulative Redeemable Preferred Stock at $25.00 per share, for net proceeds of approximately $86.7 million.

“We are pleased with our third quarter operating and financial performance, which included a 40.2% increase in consolidated NOI and an 8.2% increase in Same Property Portfolio NOI over the prior year period,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We continue to realize robust organic growth through strong re-leasing spreads, occupancy gains and increased cash flow from the completion and lease-up of value-add repositioned properties. Strong, accretive external growth has also contributed to a 41.2% increase in total revenue and a 10% increase in Core FFO per share. Year to date, we have acquired in excess of $311 million of high-quality industrial assets within our supply constrained target in-fill submarkets, with $80.8 million of property acquired during the quarter. Additionally, with our recent preferred equity offering, we have accessed a new source of capital and added additional capacity to our strong balance sheet. Measured by occupancy, rental rates and per-square-foot values, the infill Southern California industrial market also remains the strongest in the nation, with increasing tenant demand and robust ecommerce growth. Market vacancy continues at historically low levels as high-barriers and the lack of developable land severely limit the development of new buildings for lease within infill Southern California. As evidenced by our increased Core FFO per share guidance, we believe we have strong momentum and remain excited about our favorable secular growth profile as we look forward into future periods.”

Financial Results:

The Company reported net income attributable to common stockholders of $2.3 million, or $0.03 per diluted share, for the three months ended September 30, 2016, as compared to net income attributable to common stockholders of $0.5 million, or $0.01 per diluted share, for the three months ended September 30, 2015.

The Company reported net income attributable to common stockholders of $15.9 million, or $0.26 per diluted share, for the nine months ended September 30, 2016, as compared to net income attributable to common stockholders of $0.7 million, or $0.01 per diluted share, for the nine months ended September 30, 2015. Net income for the nine months ended September 30, 2016 included $11.6 million of gains on sale of real estate, for which there was no comparable amount for the nine months ended September 30, 2015.

The Company reported Company share of Core FFO of $14.2 million, or $0.22 per diluted share of common stock, for the three months ended September 30, 2016, as compared to Company share of Core FFO of $11.2 million, or $0.20 per diluted share of common stock, for the three months ended September 30, 2015. Adjusting for non-core expenses ($0.4 million reported during the third quarter of 2016 and $0.4 million reported during the third quarter of 2015), Company share of FFO was $13.9 million, or $0.21 per diluted share of common stock, as compared to Company share of FFO of $10.8 million, or $0.20 per diluted share of common stock, for the three months ended September 30, 2015.

The Company reported Company share of Core FFO of $40.1 million, or $0.65 per diluted share of common stock, for the nine months ended September 30, 2016, as compared to Company share of Core FFO of $32.4 million, or $0.60 per diluted share of common stock, for the nine months ended September 30, 2015. Adjusting for non-core expenses ($0.8 million reported during the first nine months of 2016 and $2.0 million during the first nine months of 2015), Company share of FFO was $39.3 million, or $0.64 per diluted share of common stock, as compared to Company share of FFO of $30.5 million, or $0.57 per diluted share of common stock, for the nine months ended September 30, 2015.

For the three months ended September 30, 2016, the Company’s Same Property Portfolio NOI increased 8.2% compared to the third quarter of 2015, driven by an 8.4% increase in Same Property Portfolio total rental revenue, and an 8.9% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 6.8% compared to the third quarter 2015.

Operating Results:

In the third quarter of 2016, the Company signed 134 new and renewal leases in its consolidated portfolio, totaling 837,391 rentable square feet. Average rental rates on comparable new and renewal leases were up 15.6% on a GAAP basis and up 7.0% on a cash basis. The Company signed 59 new leases for 519,212 rentable square feet, with GAAP rents up 17.6% compared to the prior in-place leases. The Company signed 75 renewal leases for 318,179 rentable square feet, with GAAP rents up 14.4% compared to the prior in-place leases. For the 59 new leases, cash rents were up 10.7%, and for the 75 renewal leases, cash rents were up 4.9%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended September 30, 2016. See below for information regarding the supplemental information package.

Transaction Activity:

In the third quarter 2016, the Company acquired three industrial properties, for an aggregate purchase price of $80.8 million, as detailed below.

In July 2016, the Company acquired the remaining 85% joint venture interest in 3233 Mission Oaks Boulevard, a two-building industrial property containing 457,693 square feet in the Ventura County submarket for $21.8 million, based on 85% of the total purchase price of $25.7 million, or approximately $56 per square foot.

In August 2016, the Company acquired 1600 Orangethorpe, a five-building industrial complex containing 345,756 square feet in the Orange County North submarket for $40.1 million, or approximately $116 per square foot.

In September 2016, the Company acquired 14742-14750 E. Nelson Avenue, a two-building industrial property containing 145,531 square feet, with excess land available for development, in the San Gabriel Valley submarket for $15.0 million, or approximately $103 per square foot.

Balance Sheet:

In August 2016, the Company issued 3.6 million shares of its 5.875% Series A Cumulative Redeemable Preferred Stock at $25.00 per share, for net proceeds of approximately $86.7 million after deducting the underwriting discount and offering expenses.

At September 30, 2016, the Company had $503 million of outstanding debt, with an average interest rate of 3.087% and an average term-to-maturity of 5.6 years. At September 30, 2016, $160 million of the Company’s floating-rate debt has been effectively fixed at 3.461% through the use of interest rate swaps. As a result of interest rate swaps and the issuance of $100 million of fixed-rate notes last year, approximately $278 million, or 55%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.86% and an average term-to-maturity of 5.0 years. The remaining $225 million, or 45%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.60% and an average term-to-maturity of 6.3 years. If the forward-starting portions of the two interest rate swaps noted above were effective as of September 30, 2016, then 100% of the Company's debt would be effectively fixed.

Guidance

The Company is increasing its full year 2016 guidance range for Company share of Core FFO to a range of $0.87 to $0.89 per diluted share of common stock. This Core FFO guidance refers only to the Company's in-place portfolio as of November 2, 2016, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. Increased full year guidance assumes the following: year-end Same Property Portfolio occupancy within a range of 94% to 95%, Same Property Portfolio NOI growth for the year of 7% to 8% and general & administrative expenses of $17.5 to $17.8 million.

The Company does not provide a reconciliation for its guidance range of Core FFO per diluted share to net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, because it is impractical to provide a meaningful or accurate estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income available to common stockholders per diluted share, including, for example, acquisition costs, gains on sales of depreciable real estate and other items that have not yet occurred and are out of the Company’s control. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of Core FFO per diluted share would imply a degree of precision as to its forward-looking net income available to common stockholders per diluted share that would be confusing or misleading to investors.

Dividend:

On November 1, 2016, the Board of Directors declared a dividend of $0.135 per share for the fourth quarter of 2016, payable in cash on January 17, 2017, to common stockholders and common unit holders of record as of December 30, 2016. On November 1, 2016, the Board of Directors declared a cash dividend of $0.55078 per share payable to its Series A Cumulative Redeemable Preferred stockholders, payable in cash on December 30, 2016, to stockholders of record as of December 15, 2016.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, November 2, 2016, at 5:00 p.m. Eastern Time to review third quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through December 2, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13647191.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 134 properties with approximately 14.6 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses and legal expenses or reimbursements related to prior litigation. For more information on prior litigation, see Item 3. Legal Proceedings in our 2014 Annual Report on Form 10-K. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenues, ii) tenant reimbursements and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2015, and still owned by us as of September 30, 2016. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2015 through September 30, 2016. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude space at properties that were in various stages of repositioning (defined below) or lease-up. As of September 30, 2016, space aggregating 262,625 rentable square feet at five of our Same Property Portfolio properties were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a property to be stabilized once it reaches 95% occupancy.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Land	$659,641	$492,704
Buildings and improvements	778,066	650,075
Tenant improvements	36,687	28,977
Furniture, fixtures, and equipment	175	188
Construction in progress	23,300	16,822
Total real estate held for investment	1,497,869	1,188,766
Accumulated depreciation	(126,601)	(103,623)
Investments in real estate, net	1,371,268	1,085,143
Cash and cash equivalents	55,263	5,201
Notes receivable	5,817	—
Rents and other receivables, net	2,633	3,040
Deferred rent receivable, net	10,913	7,827
Deferred leasing costs, net	8,064	5,331
Deferred loan costs, net	996	1,445
Acquired lease intangible assets, net	38,093	30,383
Acquired indefinite-lived intangible	5,215	5,271
Other assets	5,522	5,523
Acquisition related deposits	400	—
Investment in unconsolidated real estate entities	—	4,087
Total Assets	$1,504,184	$1,153,251
LIABILITIES & EQUITY
Liabilities
Notes payable	$500,428	$418,154
Interest rate swap liability	5,938	3,144
Accounts payable, accrued expenses and other liabilities	18,433	12,631
Dividends payable	9,214	7,806
Acquired lease intangible liabilities, net	5,722	3,387
Tenant security deposits	14,946	11,539
Prepaid rents	3,945	2,846
Total Liabilities	558,626	459,507
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 5.875% series A cumulative redeemable preferred stock, liquidation preference $25.00 per share, 3,600,000 and zero shares outstanding at September 30, 2016 and December 31, 2015, respectively	86,664	—
Common Stock, $0.01 par value 490,000,000 shares authorized and 66,048,341 and 55,598,684 shares outstanding at September 30, 2016 and December 31, 2015, respectively	658	553
Additional paid in capital	898,354	722,722
Cumulative distributions in excess of earnings	(56,651)	(48,103)
Accumulated other comprehensive loss	(5,764)	(3,033)
Total stockholders' equity	923,261	672,139
Noncontrolling interests	22,297	21,605
Total Equity	945,558	693,744
Total Liabilities and Equity	$1,504,184	$1,153,251

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
RENTAL REVENUES
Rental income	$28,285	$20,617	$77,903	$58,449
Tenant reimbursements	4,467	2,377	12,144	7,405
Other income	192	341	764	693
TOTAL RENTAL REVENUES	32,944	23,335	90,811	66,547
Management, leasing and development services	131	186	376	479
Interest income	228	153	228	710
TOTAL REVENUES	33,303	23,674	91,415	67,736
OPERATING EXPENSES
Property expenses	8,978	6,237	24,480	17,882
General and administrative	5,067	3,778	13,190	11,064
Depreciation and amortization	13,341	10,642	37,165	31,016
TOTAL OPERATING EXPENSES	27,386	20,657	74,835	59,962
OTHER EXPENSES
Acquisition expenses	380	528	1,490	1,608
Interest expense	3,804	2,245	10,774	5,729
TOTAL OTHER EXPENSES	4,184	2,773	12,264	7,337
TOTAL EXPENSES	31,570	23,430	87,099	67,299
Equity in income from unconsolidated real estate entities	1,328	45	1,451	58
Gain from early repayment of note receivable	—	581	—	581
Loss on extinguishment of debt	—	(253)	—	(182)
Gains on sale of real estate	—	—	11,563	—
NET INCOME	3,061	617	17,330	894
Less: net income attributable to noncontrolling interest	(63)	(24)	(533)	(36)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	2,998	593	16,797	858
Less: preferred stock dividends	(661)	—	(661)	—
Less: earnings attributable to participating securities	(70)	(53)	(223)	(152)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$2,267	$540	$15,913	$706
Net income available to common stockholders per share - basic and diluted	$0.03	$0.01	$0.26	$0.01

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	September 30, 2016		September 30, 2015		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)
Occupancy:
Los Angeles County	94.0%	96.8%	88.8%	88.5%	520 bps	830 bps
Orange County	85.6%	94.4%	84.3%	93.0%	130 bps	140 bps
San Bernardino County	96.3%	96.3%	97.0%	97.0%	(70) bps	(70) bps
San Diego County	96.9%	96.9%	90.4%	90.4%	650 bps	650 bps
Ventura County	95.9%	95.9%	95.0%	95.0%	90 bps	90 bps
Total/Weighted Average	93.7%	96.3%	90.0%	91.0%	370 bps	530 bps

(1)
Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 262,625 rentable square feet at five properties that were in various stages of repositioning or lease-up as of September 30, 2016.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended September 30,				Nine months ended September 30,
	2016	2015	$ Change	% Change	2016	2015	$ Change	% Change
Rental income	$19,871	$18,270	$1,601	8.8%	$58,124	$54,052	$4,072	7.5%
Tenant reimbursements	2,540	2,203	337	15.3%	7,735	7,212	523	7.3%
Other income	121	314	(193)	(61.5)%	474	633	(159)	(25.1)%
Total rental revenues	22,532	20,787	1,745	8.4%	66,333	61,897	4,436	7.2%
Property expenses	6,216	5,706	510	8.9%	17,994	16,966	1,028	6.1%
Same property portfolio NOI	$16,316	$15,081	$1,235	8.2%	$48,339	$44,931	$3,408	7.6%
Straight-line rents	(631)	(408)	(223)	54.7%	(1,105)	(1,149)	44	(3.8)%
Amort. above/below market leases	30	41	(11)	(26.8)%	94	114	(20)	(17.5)%
Same property portfolio cash NOI	$15,715	$14,714	$1,001	6.8%	$47,328	$43,896	$3,432	7.8%

Rexford Industrial Realty, Inc.
Reconciliation of Same Property Portfolio Cash NOI and Same Property Portfolio NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Same property portfolio cash NOI	$15,715	$14,714	$47,328	$43,896
Straight-line rents	631	408	1,105	1,149
Amort. above/below market leases	(30)	(41)	(94)	(114)
Same property portfolio NOI	16,316	15,081	48,339	44,931
Non-comparable property operating revenues	10,412	2,548	24,478	4,650
Non-comparable property expenses	(2,762)	(531)	(6,486)	(916)
Total consolidated portfolio NOI	23,966	17,098	66,331	48,665
Add:
Management, leasing and development services	131	186	376	479
Interest income	228	153	228	710
Equity in income from unconsolidated real estate entities	1,328	45	1,451	58
Gain from early repayment of note receivable	—	581	—	581
Gains on sale of real estate	—	—	11,563	—
Deduct:
General and administrative	5,067	3,778	13,190	11,064
Depreciation and amortization	13,341	10,642	37,165	31,016
Acquisition expenses	380	528	1,490	1,608
Interest expense	3,804	2,245	10,774	5,729
Loss on extinguishment of debt	—	253	—	182
Net income	$3,061	$617	$17,330	$894

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except share data)

	Three Months Ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Net income	$3,061	$617	$17,330	$894
Add:
Depreciation and amortization	13,341	10,642	37,165	31,016
Depreciation and amortization from unconsolidated joint ventures(1)	—	4	10	52
Deduct:
Gains on sale of real estate	—	—	11,563	—
Gain on acquisition of unconsolidated joint venture property	1,332	—	1,332	—
Funds From Operations (FFO)	$15,070	$11,263	$41,610	$31,962
Less: preferred stock dividends	(661)	—	(661)	—
Less: FFO attributable to noncontrolling interest(2)	(424)	(407)	(1,294)	(1,225)
Less: FFO attributable to participating securities(3)	(111)	(76)	(349)	(223)
Company share of FFO	$13,874	$10,780	$39,306	$30,514

FFO	$15,070	$11,263	$41,610	$31,962
Add:
Legal fees (reimbursements)	—	(88)	(643)	345
Acquisition expenses	380	528	1,490	1,608
Core FFO	$15,450	$11,703	$42,457	$33,915
Less: preferred stock dividends	(661)	—	(661)	—
Less: Core FFO attributable to noncontrolling interest(2)	(435)	(423)	(1,318)	(1,303)
Less: Core FFO attributable to participating securities(3)	(114)	(79)	(356)	(236)
Company share of Core FFO	$14,240	$11,201	$40,122	$32,376

Weighted-average shares outstanding - basic and diluted	65,707,476	55,145,963	61,694,835	53,613,874

(1)
Amount represents our 15% ownership interest in a joint venture that owned the property located at 3233 Mission Oaks Boulevard for all periods prior to July 6, 2016, when we acquired the remaining 85% ownership interest.

(2)	Noncontrolling interest represent holders of outstanding common units of the Company's operating partnership that are owned by unit holders other than the Company.

(3)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.